As filed with the Securities and Exchange Commission on September 10, 1998
                                                 Registration No. ________

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         UAL CORPORATION
                         ---------------
     (Exact name of registrant as specified in its charter)


             Delaware                         36-2675207
             --------                         ----------
  (State or other jurisdiction of          (I.R.S. Employer
  incorporation or organization)          Identification No.)


   1200 E. Algonquin Road, Elk Grove Township, Illinois  60007
   -----------------------------------------------------------
       (Address of Principal Executive Offices; Zip Code)



             United Air Lines, Inc. Flight Attendant
             ---------------------------------------
            Employees' 401(k) Retirement Savings Plan
            -----------------------------------------
                    (Full title of the plan)



                    Francesca M. Maher, Esq.
         Vice President - General Counsel and Secretary
                         UAL Corporation
                         P. O. Box 66100
                     Chicago, Illinois 60666
                         (847) 700-4000
         ----------------------------------------------
  (Name, address and telephone number, including area code, of agent for service)



                 Calculation of Registration Fee

Title of securities     Amount to be      Proposed maximum           Proposed maximum            Amount of
to be registered        registered        offering price per unit    aggregate offering price    registration fee
-------------------     ------------      -----------------------    ------------------------    ----------------

Common Stock,           300,000 shares    $58.1250 (1)               $17,437,500                 $5,144.06 (1)
par value
$.01 per share


(1) Pursuant to Rule 457(c) and 457(h), the registration fee was calculated based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange, Inc. on September 4, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     Each of UAL Corporation (the "Company") and the United
Air Lines, Inc. Flight Attendant Employees' 401(k)
Retirement Savings Plan (the "Plan") hereby incorporates by reference in this registration statement (the "Registration
Statement"), the following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended:


       (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-
            6033);

       (2) The Plan's Annual Report on Form 11-K for the fiscal year ended November 30, 1997;

       (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

       (4)  The Company's Current Report on Form 8-K dated
            January 28, 1998, April 30, 1998 (as amended) and
            July 22, 1998; and

       (5) A description of the Company's Common Stock as contained in the Company's Form 8-A dated July 5, 1994, as amended by each of the Company's Form 8-A/A (Amendment No. 1) dated July 12, 1994, and Form 8-A/A (Amendment No. 2) dated June 26, 1995 and filed with the Securities and Exchange Commission on June 27, 1995, and in the Company's Form 8-K dated June 27, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and the Plan and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

Limitation of Liability of Directors

     The Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in
Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

     The above provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

Indemnification of Directors and Officers

     The Company's Restated Certificate of Incorporation provides that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation and except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

     Section 145 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         Exhibit No.     Description
         ----------      -----------

         23              Consent of Arthur Andersen LLP

         24 Power of Attorney (included on the signature page of the Registration Statement)

     Registrant undertakes to have the Plan, as amended, submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986.

Item 9.  Undertakings.
         ------------

         The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                      SIGNATURES
                      ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 10th day of September, 1998.


                              UAL CORPORATION

                              By:    /s/ Douglas A. Hacker
                                     ---------------------
                              Name:  Douglas A. Hacker
                              Title: Senior Vice President and
                                     Chief Financial Officer


                        POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gerald Greenwald and Douglas A. Hacker, and each of them, the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may have done, or may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                    Title                    Date
---------                    -----                    ----

/s/ Gerald Greenwald         Director, and            September 8, 1998
--------------------         Chairman and
    Gerald Greenwald         Chief Executive
                             Officer (principal
                             executive officer)


/s/ Douglas A. Hacker         Senior Vice             August 27, 1998
---------------------         President and
    Douglas A. Hacker         Chief Financial
                              Officer (principal
                              financial and
                              accounting officer)


Signature                     Title                    Date
---------                     -----                    ----

/s/ John W. Creighton, Jr.    Director                 August 28, 1998
--------------------------
    John W. Creighton, Jr.


/s/ John A. Edwardson         Director                 August 31, 1998
---------------------
    John A. Edwardson


/s/ Duane D. Fitzgerald       Director                 August 31, 1998
-----------------------
    Duane D. Fitzgerald


/s/ Michael H. Glawe          Director                 September 8, 1998
--------------------
    Michael H. Glawe


/s/ Richard D. McCormick      Director                 August 31, 1998
------------------------
    Richard D. McCormick


/s/ John F. McGillicuddy      Director                 August 31, 1998
------------------------
    John F. McGillicuddy


/s/ James J. O'Connor         Director                 August 28, 1998
---------------------
    James J. O'Connor


/s/ Deval L. Patrick          Director                 August 31, 1998
--------------------
    Deval L. Patrick


/s/ John F. Peterpaul         Director                 August 28, 1998
---------------------
    John F. Peterpaul


/s/ Paul E. Tierney, Jr.      Director                 August 31, 1998
------------------------
    Paul E. Tierney, Jr.


/s/ John K. Van de Kamp       Director                 August 28, 1998
-----------------------
    John K. Van de Kamp


     Pursuant to the requirements of the Securities Act of 1993, United Air Lines, Inc. Pension and Welfare Plans Administration Committee, the administrator of the Plan, has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 10th day of September, 1998.




                              PENSION AND WELFARE PLANS
                              ADMINISTRATION COMMITTEE


                              By:  /s/ John A. Edwardson
                                   ---------------------
                              Name:  John A. Edwardson
                              Title: Chairman


EXHIBIT INDEX
-------------

Exhibit No.    Description
----------     -----------

23             Consent of Arthur Andersen LLP

24 Power of Attorney (included on the signature page of the Registration Statement)